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                        CONSENT OF INDEPENDENT AUDITORS

                        [On Accountant Firm's Letterhead]

The Board of Directors
Molecular Dynaminc, Inc.:

We Consent to the use of our reports incoproated herein by reference.

KPMG Peat Marwick LLP

Mountain View, California
August 10, 1998